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                         CONSENT OF INDEPENDENT AUDITORS






The Board of Directors
Philadelphia Suburban Corporation



We consent to incorporation by reference in the Registration Statements on Form S-8 (1994 Equity Compensation Plan No. 333-70859), (1994 Employee Stock Purchase Plan No. 033-52557), (1988 Stock Option Plan No. 33-27032), (1982 Stock Option Plan No. 2-81757); and on Form S-3 (Dividend Reinvestment and Direct Stock Purchase Plan No. 333-42275), (Customer Stock Purchase Plan No. 33-64301) of Philadelphia Suburban Corporation of our report dated February 1, 1999, except as to the information included under the caption "Merger with Consumers Water Company" on pages 26 and 27 and in the second paragraph on page 23 which are as of March 10, 1999, relating to the consolidated balance sheets and the statements of capitalization of Philadelphia Suburban Corporation and subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of income and cash flow for each of the years in the three-year period ended December 31, 1998, which report is incorporated by reference in the December 31, 1998 Annual Report on Form 10-K of Philadelphia Suburban Corporation.




                                                                        KPMG LLP









Philadelphia, Pennsylvania
March 30, 1999